EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-41788, 333-41786, 333-116671, 333-146677
and 333-153357) and Form S-3 (File Nos. 333-40124, 333-57060, 333-127205,
333-127449, 333-140541, 333-145841, 333-145927, 333-148751, 333-152225 and
333-152618) of IA Global, Inc., of our report dated September 2, 2009 relating to the consolidated financial statements, of IA Global, Inc. and Subsidiaries as of March 31, 2009 and 2008 and for the years ended March 31, 2009, the transition period for the three months ended March 31, 2008, and for the years ended December 31, 2007 and 2006, which report appears in this annual report on Form 10-K of IA Global, Inc.


                                       /s/ Sherb & Co., LLP
                                       --------------------
                                       Sherb & Co., LLP
                                       Certified Public Accountants

New York, New York
September 3, 2009